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
                                                                                                                          Exhibit 11
                                                        Wireless One, Inc.
                                            Earnings Per Share Computation Information



                                                    Period from
                                                    February 4,
                                                       1993             Year             Year           Pro Forma
                                                  (inception) to        Ended            Ended          Combined
                                                     December 31     December 31,     December 31,     As Adjusted
                                                       1993             1994              1995            1995
                                                       ----             ----              ----            ----
Net loss                                                (162,610)       (2,261,813)     (7,692,474)     (9,865,128)

Preferred stock dividends and discount accretion               -                 -        (786,389)              -
                                                  ---------------    --------------   -------------    ------------
Net loss applicable to common stock                     (162,610)       (2,261,813)     (8,478,863)     (9,865,128)
                                                  ===============    ==============   =============    ============

Weighted avg shares outstanding                          538,127         1,863,512       4,187,736       7,741,069

Primary and fully-diluted loss per common share            (0.30)            (1.21)          (2.02)          (1.27)
                                                  ===============    ==============   =============    ============



                                                                                         Pro Forma
                                                               Three Months              Combined
                                                              Ended March 31,           As Adjusted
                                                              ----------------
                                                            1995           1996           3/31/96
                                                            ----           ----           -------

Net loss                                                (703,293)       (6,079,832)     (5,479,666)

Preferred stock dividends and discount accretion               -                 -               -
                                                  ---------------    --------------   -------------
Net loss applicable to common stock                     (703,293)       (6,079,832)     (5,479,666)
                                                  ===============    ==============   =============

Weighted avg shares outstanding                        2,013,950        13,498,752      17,052,085

Primary and fully-diluted loss per common share            (0.35)            (0.45)          (0.32)
                                                  ===============    ==============   =============
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The above earnings per share (EPS) calculations are submitted in accordance with
APB Opinion No. 15.
An EPS calculation in accordance with Regulation S-K item 601 (b) (11) is not shown above because it produces an antidilutive result.
The following information is disclosed for purposes of calculating the antidilutive EPS:

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
                                                    Period from
                                                    February 4,
                                                       1993             Year             Year           Pro Forma
                                                  (inception) to        Ended            Ended          Combined
                                                     December 31     December 31,     December 31,     As Adjusted
                                                       1993             1994              1995            1995
                                                       ----             ----              ----            ----

Weighted avg shares outstanding                           538,127        1,863,512       4,187,736       7,741,069
Shares issuable upon exercise of options
 and warrants                                                   -          248,917         804,187         663,355
                                                  ----------------   --------------   -------------    ------------
Weighted avg shares outstanding                           538,127        2,112,429       4,991,923       8,404,424

Net loss per common share                                   (0.30)           (1.07)          (1.70)          (1.17)
                                                  ================   ==============   =============    ============



                                                                                         Pro Forma
                                                               Three Months              Combined
                                                              Ended March 31,           As Adjusted
                                                              ----------------
                                                            1995           1996           3/31/96
                                                            ----           ----           -------

Weighted avg shares outstanding                        2,013,950        13,498,752      17,052,085
Shares issuable upon exercise of options
 and warrants                                            248,917           564,244         663,355
                                                  ----------------   --------------   -------------
Weighted avg shares outstanding                        2,262,867        14,062,996      17,715,440

Net loss per common share                                  (0.31)          (0.43)          (0.31)
                                                  ================   ==============   =============
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